Exhibit (d)

Morgan Stanley India Investment Fund, Inc.

A FULL STATEMENT OF THE DESIGNATION AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF CAPITAL STOCK MAY BE OBTAINED FROM THE CORPORATION BY ANY STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIT GIFT MIN ACT —		Custodian
TEN ENT	—	as tenants by the entireties		(Cust)	(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.

For value received,                                                                                                                           hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address including postal zip code of assignee)

Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated:

Signature(s)
NOTICE: The Signature(s) to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature Guaranteed By: